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                                                                      EXHIBIT 5

                                 [LETTERHEAD]

July 18, 1997

Cummins Engine Company, Inc.
Box 3005
Columbus, Indiana 47202-3005

Ladies and Gentlemen:

  I am Vice President--General Counsel of Cummins Engine Company, Inc., an Indiana corporation (the "Company"). In connection with the registration of debt securities (the "Debt Securities") of the Company to be issued under an Indenture dated as of March 1, 1986, and supplemented as of September 18, 1990 (the "Indenture"), between the Company and The Chase Manhattan Bank as Trustee (the "Trustee"), Preferred Stock of the Company (the "Preferred Stock"), Preference Stock of the Company ("Preference Stock", together with the Preferred Stock, the "Priority Stock"), Depositary Shares (the "Depositary Shares") of the Company representing a fractional interest in a share of Priority Stock, Common Stock, par value $2.50, of the Company ("Common Stock") or warrants (the "Warrants") to purchase Debt Securities, Priority Stock, Depositary Shares or Common Stock (the Debt Securities, Priority Stock, Depositary Shares, Common Stock and Warrants are collectively referred to as "Securities"), I have examined such corporate records, certificates and other documents that I considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

  Based upon such examination, I am of the opinion as follows:

    (1) the Company has been duly incorporated and is a validly existing corporation under the laws of the State of Indiana; the Company has the full power and authority under the Indiana Business Corporation Law, and under its Restated Articles of Incorporation and By-Laws, as amended, to issue the Priority Stock, the Depositary Shares, the Common Stock and the Warrants; and such securities are validly authorized securities of the Company, and when issued and paid for, will be legally issued, fully paid and nonassessable;

    (2) the Indenture has been duly executed and delivered by the Company and the Trustee and, assuming that the Debt Securities have been duly authorized, executed and delivered on behalf of the Company in accordance with the Indenture, authenticated by the Trustee and sold by the Company, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company;

    (3) assuming that a valid certificate of amendment fixing the designation, relative rights, preferences and limitations of any series of Priority Stock has been validly adopted, executed and filed in accordance with the Restated Articles of Incorporation of the Company, any securities issuable on conversion or exchange of the Priority Stock have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion or exchange, and certificates evidencing the Priority Stock have been duly executed and delivered against receipt of consideration approved by the Company which is not less than the par value of the Priority Stock, the Priority Stock and any securities issuable upon conversion or exchange of the Priority Stock, when issued and delivered, will be duly authorized, validly issued, fully paid and nonassessable; and
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    (4) assuming due execution and delivery of a Depositary Agreement, that the applicable amount of Priority Stock has been deposited with the Depositary and that certificates representing the Depositary Shares have been duly executed and delivered in accordance with the Depositary Agreement, and making the same assumptions with respect to the issuance of Priority Stock set forth in the foregoing paragraph (3), any Securities consisting of Depositary Shares will be duly and validly issued and will be entitled to the benefits of the applicable Depositary Agreement.

  I know that I may be referred to as counsel who has passed upon the validity of the Debt Securities or the issuance of the Priority Stock, Depositary Shares, Common Stock or Warrants on behalf of the Company, in a supplement to the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and I hereby consent to being named in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit (5) thereto.

                                          Very truly yours,

                                          /s/ Jean S. Blackwell

                                          Jean S. Blackwell
                                          Vice President-- General Counsel

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